Exhibit 99.2  -  Report of Management as to compliance with minimum
		 servicing standards for the year ended December 31, 2005

a)



[chase logo]

Exhibit I

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, Chase Home Finance LLC (the "Company") has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These Standards are applicable only to the Company's prime and subprime mortgage portfolios.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.



/s/ Kim Greaves                                      /s/ Jim Miller
Kim Greaves                                          Jim Miller
Senior Vice President                                Senior Vice President
Chase Home Finance LLC                               Chase Home Finance LLC



/s/ Scott Powell
Scott Powell
CEO
Chase Home Finance LLC

b)


[chase logo]

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, JPMorgan Chase Bank, National Association (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") solely as they relate to standard VII, Insurance Policies (the "Applicable Standard"). The Company uses subservicing organizations to perform the servicing obligations subject to minimum servicing standards I-VI of USAP.

As of and for the same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.

Attached to this Management Assertion are the independent auditors' reports on the subservcing organizations' compliance with the minimum servicing standards related to the servicing obligations performed.



/s/ Kim Greaves					/s/ Jim Miller
Kim Greaves                                     Jim Miller
Vice President					Vice President
JPMorgan Chase Bank, N.A.			JPMorgan Chase Bank, N.A.



/s/ Scott Powell
Scott Powell
Senior Vice President
JPMorgan Chase Bank, N.A.

c)

[Wells Fargo Home Mortgage. logo]  		          1 Home Campus
						          Des Moines, IA 50328



          Assertion of Management of Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.



As of and for the year ended December 31, 2005, Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A. (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, the Company had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.




/s/ Michael J. Heid                                           February 21,2006
Michael J. Heid, Division President, Capital Markets, Finance, & Administration Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Franklin R. Codel 					      February 21,2006
Franklin R. Codel, Executive Vice President, Finance and Corporate Real Estate Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Mary Coffin         				      February 21,2006
Mary Coffin, Executive Vice President, Servicing & Post Closing
Wells Fargo Home Mortgage, a division of Wells Fargo Bank, NA.


/s/ Cara K. Heiden         				      February 21,2006
Cara K. Heiden, Division President, Nat'l Consumer & Institutional Lending Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.